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                                                                     EXHIBIT 5.2

March 11, 2002

Commercial Consolidators Corp.
5255 Yonge Street, Suite 1010
Toronto, Ontario
Canada  M2N 6P4

                     Re: Registration Statement on Form F-1

Ladies and Gentlemen;

         We have acted as Canadian counsel to Commercial Consolidators Corp., a corporation organized under the laws of Alberta, Canada (the "Company"), in connection with the preparation of a Registration Statement on Form F-1 ( as the same may be amended from time to time, the "Registration Statement"), to be filed under the Securities Act of 1933, as amended (the "Securities Act"), covering up to 3,008,824 common shares, without par value, of the Company (the "Shares") issuable as follows:

         (a) 392,157 shares issuable to the stockholders of American Way Inc. pursuant to the terms of a share purchase agreement (the "American Way Agreement");

         (b) up to 1,666,667 shares issuable upon conversion of US$1,250,000 principal amount of convertible notes (the "Notes") said Notes issued pursuant to certain subscription agreements (the "Subscription Agreements") entered into between the Company and certain subscribers;

         (c) up to 250,000 shares issuable upon exercise of a like number of warrants (the "Warrants") issued pursuant to the Subscription Agreements to the subscribers to the Notes; and

         (d) 700,000 shares issuable pursuant to the terms of a financial public relations services agreement (the "Services Agreement")

         (the American Way Agreement, the Subscription Agreements and the Services Agreement together the "Transaction Agreements").

The Shares are being registered in connection with the proposed sale of the Shares by the entities and persons listed as selling shareholders therein.

         In connection with this opinion, we have examined the Registration Statement, the Company's Articles of Incorporation, as amended, By-laws and minutes, and such other documents and records as we have deemed relevant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. We have also assumed that each of the Transaction Agreements has been duly authorized, executed and delivered by all parties thereto, other than the Company, and that each of the parties, other than the Company, has the requisite corporate power and authority to perform its obligations under the Transaction Agreements to which it is a party and that such agreements constitute legal, valid and binding obligations on such parties enforceable in accordance with their terms. In addition, we have made such other examinations of law and of fact as we have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

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         For the purposes of this opinion we have assumed that the Notes and the
Warrants were duly issued in accordance with the terms of the Subscription Agreements in the form attached as schedules to the Subscription Agreements.

         Based on the foregoing, we are of the opinion that:

         (a) the Shares issuable pursuant to the American Way Agreement, when issued in accordance with the terms of that Agreement, will be duly and validly issued and outstanding as fully paid and non-assessable shares of the Company;

         (b) the Shares issuable under conversion of the Notes, when issued in accordance with the terms of the Notes, will be duly and validly issued and outstanding as fully paid and non-assessable shares of the Company;

         (c) the Shares issuable upon exercise of the Warrants, when issued in accordance with the terms of the Warrants, will be duly and validly issued and outstanding as fully paid and non-assessable shares of the Company;

         (d) the Shares issuable in accordance with the terms of the Services Agreement, to the extent such Shares have been issued in accordance with the terms of such agreement, have been duly and validly issued and are outstanding as fully paid and non-assessable shares of the Company and, to the extent such Shares remain to be issued, will, when issued in accordance with the terms of the Services Agreement, be duly and validly issued and outstanding as fully paid and non-assessable shares of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this opinion and consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  Very truly yours,

                                  CLARK, WILSON